                                                                    Exhibit 99.1

      THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,
                             ON [_________], 2000

         UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF [COMPANY]
      [ ________] STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 11:59 P.M.
                            ON THE EXPIRATION DATE

                         INTERNET CAPITAL GROUP, INC.

                             LETTER OF TRANSMITTAL

                              TO TENDER SHARES OF

                                   [COMPANY]

                   PURSUANT TO THE EXCHANGE OFFER AGREEMENT
                            DATED [ _______], 2000

    THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [__________], 2000, UNLESS THE OFFER IS EXTENDED.

-------------------------------------------------------------------------------
         Name and Address of                                        Number of
Registered Holder of [ ________ ]Stock             Cert. No.          Shares
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                                             Totals:
-------------------------------------------------------------------------------

* Indicate in this box the order (by certificate number) in which [COMPANY] [______] Stock are to be purchased in the event of proration. Attach additional signed list if necessary.

     1st:         2nd:         3rd:         4th:         5th:

* If you do not designate an order, in the event less than all [COMPANY] [______] Stock tendered are purchased due to proration, [COMPANY] [_______] Stock will be selected for purchase by the Exchange Agent.

-------------------------------------------------------------------------------
        If additional space is required please attach a separate sheet.

  THIS LETTER OF TRANSMITTAL MAY BE SENT TO CHASEMELLON SHAREHOLDER SERVICES,
      L.L.C., THE EXCHANGE AGENT, AT ONE OF THE ADDRESSES INDICATED BELOW:

By Hand:                                      By Mail:
CHASEMELLON SHAREHOLDER                       CHASEMELLON SHAREHOLDER
  SERVICES, L.L.C.                              SERVICES, L.L.C.
120 Broadway, 13th Floor                      Post Office Box 3301
New York, NY   10271                          South Hackensack, NJ   07606
Attn:  Reorganization Department              Attn:  Reorganization Department

                         By Overnight Delivery:
                         CHASEMELLON SHAREHOLDER
                           SERVICES, L.L.C.
                         85 Challenger Road - Mail Drop - Reorg
                         Ridgefield Park, NJ 07660
                         Attn:  Reorganization Department
                         Telephone Assistance: 1-800-777-3674

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
     TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE
      LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.  THE INSTRUCTIONS
          ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CARE-
             FULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

    HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE INTERNET CAPITAL GROUP, INC.
               COMMON STOCK FOR THEIR [COMPANY] [________] STOCK
     PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW)
THEIR [COMPANY] [__________] STOCK TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION
                                      DATE.

Ladies and Gentlemen:

          The undersigned acknowledges receipt of the Prospectus dated [______], 2000 (the "Prospectus") of Internet Capital Group, Inc., a Delaware corporation ("Internet Capital Group") and this Letter of Transmittal (the "Letter of Transmittal"), which together constitutes Internet Capital Group's Offer to Exchange (the "Exchange Offer") a number of shares of Internet Capital Group's Common Stock, par value $.001 per share (the "Common Stock"), equal to the Exchange Ratio, upon the terms and subject to the conditions set forth in the Prospectus and herein, for each properly tendered and not withdrawn share of [________] Stock of [COMPANY], Inc., par value $.001 per share (the "[COMPANY] Shares"), a [ ] corporation ("[COMPANY]"), up to a maximum of [AMOUNT] [COMPANY] Shares. The Common Stock has been registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement of which the Prospectus is a part.

          The undersigned, as the registered owner(s) of the shares described above, herewith submits for cancellation and exchange the enclosed certificate(s) representing the undersigned's [COMPANY] Shares identified above in exchange for the appropriate number of Shares of Common Stock in connection with the Exchange Offer.

          The Exchange Offer expires at 11:59 P.M., New York City time, on [______], 2000, unless Internet Capital Group extends the expiration date. Internet Capital Group reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended.

          Subject to the proper completion of this Letter of Transmittal, the Exchange Agent is hereby requested to issue to the undersigned (unless otherwise indicated below) a certificate for the number of shares of Common Stock equal to the Exchange Ratio for each [COMPANY] Share so exchanged. The "Exchange Ratio" will be [ ]. The Exchange Agent is further requested to issue a check to the undersigned in lieu of any fractional shares of Common Stock, as provided in the Exchange Offer Agreement.

          The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal may be directed to the Exchange Agent at 1-800-777-3674.

          I (We) understand that the new certificate will be sent to the registered owner(s) of such shares at the address for such owner as shown on the stock records of Internet Capital Group, unless the alternative instructions below are completed.

          [ ] I have lost my [COMPANY], [_______]Stock certificate(s) for ___________ shares and require assistance with respect to obtaining a replacement certificate. I understand that an indemnity and surety bond will be required.

               SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if the certificate(s) and/or check(s) are to be issued in the name of and mailed to other than the registered holder(s). Stock must be properly assigned and signatures guaranteed. Issue and mail certificate(s) to (print please):

Name
Address

TIN:

               SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check(s) and/or certificate(s) are to be issued in the name of the registered holder(s) but sent to other than the address of record.


Name
Address

TIN:

LADIES AND GENTLEMEN:


          Subject to the terms and conditions of the Exchange Offer, the undersigned hereby tenders to Internet Capital Group the [COMPANY] Shares indicated above. Subject to and effective upon the acceptance for exchange of the [COMPANY] Shares tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, Internet Capital Group all right, title and interest in and to the [COMPANY] Shares tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of Internet Capital Group with respect to the tendered [COMPANY] Shares) with full power of substitution to (i) deliver certificates for such [COMPANY] Shares to Internet Capital Group and deliver all accompanying evidence of transfer and authenticity to, or upon the order of, Internet Capital Group and (ii) present such [COMPANY] Shares for transfer on the books of [COMPANY] and receive all benefits and otherwise exercise all rights of beneficial ownership of such [COMPANY] Shares, all in accordance with the terms and subject to the conditions of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the [COMPANY] Shares tendered hereby and that Internet Capital Group will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by Internet Capital Group.

          The undersigned hereby represents and warrants that if the undersigned is not an individual, the undersigned is a corporation, limited liability company, partnership, limited partnership, or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite corporate or other power and authority to carry on its business as it is now being conducted. The undersigned has all requisite corporate or other power and authority to execute and deliver this Letter of Transmittal and the [COMPANY] Shares tendered hereby and to consummate the transactions contemplated hereby. The execution and delivery by the undersigned of this Letter of Transmittal and the [COMPANY] Shares tendered hereby and the consummation by the undersigned of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of the undersigned and no other corporate or other proceedings on the part of the undersigned are necessary to authorize this Letter of Transmittal or to consummate the transactions so contemplated by this Letter of Transmittal. This Letter of Transmittal has been, and each other document or instrument to be executed by the undersigned in connection herewith will be, duly executed and delivered by the undersigned, and, when duly executed and delivered by the other parties hereto or thereto, constitutes, or will constitute, a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

          The undersigned is the sole record owner of (and has the requisite power and authority to vote and dispose of) the number and type of shares of capital stock of [COMPANY] set forth in this Letter of Transmittal, in each case free and clear of any Liens. The undersigned is not a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any shares of capital stock of [COMPANY], (ii) relating to the dividend or voting rights of any shares of capital stock of [COMPANY], (iii) granting, or obligating [COMPANY] to grant, to any person any preemptive right or (iv) relating to rights to registration under the Securities Act or any other securities laws of any shares of capital stock of [COMPANY].

          The execution and delivery by the undersigned of this Letter of Transmittal and the [COMPANY] Shares tendered herewith and the execution and delivery by the undersigned of any other documents or instruments contemplated hereby to be executed by the undersigned, the performance by the undersigned of each of its obligations hereunder, and the consummation of the transactions contemplated hereby do not and will not:

          (a) violate or conflict with or result in a breach of any provision of the charter, bylaws or other organizational documents, if any, of the undersigned, as such instruments are currently in effect;

          (b) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of; or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any Lien upon the property of the undersigned) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the undersigned is a party or by which any portion of its or their properties or assets may be bound;

          (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Authority currently in effect; or

          (d) require any action, consent, approval or authorization of; or review by, or declaration, registration or filing with, or notice to, any Authority, or any stock exchange or similar self-regulatory organization.

          Neither the undersigned, its affiliates, nor any of their respective officers, directors or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Letter of Transmittal.

          The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Internet Capital Group to be necessary or desirable to complete the assignment, transfer and purchase of the [COMPANY] Shares tendered hereby. All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors and assigns, trustees in bankruptcy or other legal representatives of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer -- Withdrawal Rights" section of the Prospectus.

          For purposes of the Exchange Offer, Internet Capital Group shall be deemed to have accepted validly tendered [COMPANY] Shares when, as and if Internet Capital Group has given oral or written notice thereof to the Exchange Agent.

          If any tendered [COMPANY] Shares are not accepted for exchange pursuant to the Exchange Offer for any reason, certificates for any such unaccepted [COMPANY] Shares will be returned, without expense, to the undersigned at the address shown below or at such different address as may be indicated under "Special Delivery Instructions" as promptly as practicable after the Expiration Date.

          The undersigned understands that tenders of [COMPANY] Shares pursuant to the procedures described under the caption "The Exchange Offer -- Procedures for Tendering Stock" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and Internet Capital Group upon the terms and subject to the conditions of the Exchange Offer.

          Very truly yours,

          (X)                                   Dated:

          (X)

      (Signature of registered holder(s))

                Area Code and Telephone Number:

          PLEASE SIGN AND DATE ABOVE

Must be signed by registered holder(s) exactly as name(s) appears on the certificate(s), or the authorized representative of such registered holder(s), or by person(s) in whose name the new certificate(s) is to be issued.

                                  INSTRUCTIONS

LETTER OF TRANSMITTAL: This Letter of Transmittal must be signed, dated and completed in its entirety including the certificate number(s) and number of shares of [COMPANY], Inc.

          THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE [COMPANY] SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDERS, BUT THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IF [COMPANY] SHARES ARE SENT BY MAIL, IT IS SUGGESTED THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT THE DELIVERY TO THE EXCHANGE AGENT PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

SIGNATURE: This Letter of Transmittal must be signed by or on behalf of the registered owner(s) of the surrendered certificate(s). In the case of joint tenants, both must sign. When signing as agent, attorney, administrator, executor, guardian, trustee or in any other fiduciary or other capacity or as an officer of a corporation on behalf of the corporation, please give full title as such and evidence of authority. If any tendered [COMPANY] Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates. If this Letter of Transmittal is signed by a person other than the registered Holder(s) of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate stock powers or powers of attorney, in each case signed exactly as the name or names of the registered Holder(s) appear(s) on the certificate(s) and signatures on such certificate(s) or power(s) must be guaranteed by an Eligible Institution.

TENDER BY HOLDER: Only a Holder of [COMPANY] Shares may tender such [COMPANY] Shares in the Exchange Offer. Any beneficial holder of [COMPANY] Shares who is not the registered Holder and who wishes to tender should arrange with the registered Holder to execute and deliver this Letter of Transmittal on his or her behalf or must, prior to completing and executing this Letter of Transmittal and delivering his or her [COMPANY] Shares, either make appropriate arrangements to register ownership of the [COMPANY] Shares in such Holder's name or obtain a properly completed stock power from the registered Holder.

PRORATION; PARTIAL TENDERS: If, due to a partial tender or proration, it is necessary to issue a new certificate for [COMPANY] Shares which were not tendered (but included on a certificate with tendered shares) or tendered but not accepted due to proration, the Exchange Agent will provide [COMPANY] with the appropriate information so that [COMPANY] can issue the appropriate certificate(s).

ENDORSEMENT OF CERTIFICATES: Do not endorse the [COMPANY] certificates if the Internet Capital Group Common Stock certificate is to be issued in the name of the registered holder(s).

If the Internet Capital Group Common Stock certificate is to be issued in the name of someone other than the registered holder(s), the registered holder(s) must duly endorse the [COMPANY] Shares certificates to the person(s) in whose name the issuance is to be made. The signature(s) of the registered holder(s) endorsing the [COMPANY] Shares Certificates must be guaranteed by a member of an Approved Signature Guarantee Medallion Program.

If said endorsement is executed by an attorney, administrator, executor, trustee or guardian or anyone acting in a fiduciary capacity, or by an officer of a corporation, the person executing such endorsement must give his full title in such capacity, and evidence of authority, satisfactory to CHASEMELLON SHAREHOLDER SERVICES, L.L.C. and must be forwarded with the [COMPANY] Shares certificates.

WAIVER OF CONDITIONS: Internet Capital Group reserves the absolute right to amend, waive or modify conditions to the Exchange Offer in the case of any [COMPANY] Shares tendered (and to refuse to do so).

NO CONDITIONAL TRANSFERS: No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of [COMPANY] Shares, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their [COMPANY] Shares for exchange.

          Neither Internet Capital Group, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of [COMPANY] Shares, nor shall any of them incur any liability for failure to give any such notice.

MUTILATED, LOST, STOLEN OR DESTROYED EXISTING NOTES: Any tendering Holder whose [COMPANY] Shares have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at one of the addresses indicated herein for further instructions.

REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES: Questions and requests for assistance for additional copies of the Prospectus, this Letter of Transmittal [or the "Guidelines for Certification of Taxpayer Identification Number" on Substitute Form W-9] may be directed to the Exchange Agent at one of the addresses specified in the Prospectus

DELIVERY OF CERTIFICATES:

THIS LETTER OF TRANSMITTAL MAY BE SENT TO CHASEMELLON SHAREHOLDER SERVICES, L.L.C., THE EXCHANGE AGENT, AT ONE OF THE ADDRESSES INDICATED BELOW:


By Hand:                                    By Mail:                                  By Overnight Delivery:
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
120 Broadway, 13th Floor                              Post Office Box 3301               85 Challenger Road-Mail Drop-Reorg
New York, NY  10271                               South Hackensack, NJ  07606                Ridgefield Park, NJ  07660
Attn:  Reorganization Department                Attn:  Reorganization Department          Attn:  Reorganization Department

The method of delivery of the [COMPANY] Shares certificates is at the option and the risk of the holder. Certified or Registered mail, properly insured, is suggested.

IMPORTANT TAX INFORMATION: Please complete the Substitute form W-9 below; failure to do so may require the Exchange Agent to withhold 31% of any cash payment you are entitled to receive.

                          PAYER'S NAME                                        CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                             SUBSTITUTE FORM W-9 DEPARTMENT OF THE TREASURY, INTERNAL REVENUE SERVICE
                                     PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)
----------------------------------------------------------------------------------------------------------------------------------
Part 1:  PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND                             Enter your Social Security
 CERTIFY BY SIGNING AND DATING BELOW.                                                or employer ID number here

                                                                                  ----------/ --------/ ----------

----------------------------------------------------------------------------------------------------------------------------------


Part 2: [ ] Check this box if you are NOT subject to backup withholding under the provisions of section 3406(a)(1)(C) of the
Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

Part 3: [ ] Check here, if awaiting TIN.

CERTIFICATION -- UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS
FORM IS TRUE, CORRECT AND COMPLETE.

----------------------------------------------------------        ----------------------------------------------------------------
SIGNATURE                                                         DATE
----------------------------------------------------------------------------------------------------------------------------------